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                                                                    Exhibit 99.7

                              AMENDED AND RESTATED
                              ASSIGNMENT OF RIGHTS

     This Amended and Restated Assignment of Rights (this "Amended Assignment") is entered into effective as of January 1, 2005 (the "Effective Date"), by Merchant Partners.com, LLC, a Delaware limited liability company ("Assignor"), in favor of Artesian Management, Inc., a Minnesota corporation ("Assignee"), as agent for the Secured Noteholders of Innuity, Inc., Merchant Commerce, Inc., and their affiliates ("Secured Noteholders") and consented to by Vista.com, Inc., a Washington corporation ("Vista"), and further consented to by Douglas Merryman, John Wall and Marvin Mall, members of Assignor ("Members").

                                    RECITALS

     A. Assignor entered into that certain Asset Purchase Agreement dated effective as of January 1, 2004, between Assignor, as Seller, and Vista, as Buyer (the "Asset Purchase Agreement"), for substantially all of the assets of Assignor (the "Assets"), as more fully described in the Asset Purchase Agreement.

     B. The Asset Purchase Agreement required that Assignor assign to Assignee, at the closing of the sale and purchase of the Assets under the Asset Purchase Agreement, all of Assignor's rights, to receive the Purchase Price, including without limitation the cash, Shares (as defined in the Asset Purchase Agreement) and the right to receive commissions under the Agent Agreement (as defined below) (the Purchase Price, including the cash, Shares and the rights under the Agent Agreement, collectively the "Assigned Rights"), as such terms are more particularly defined in the Asset Purchase Agreement.

     C. The assignment of the Assigned Rights was effected by that certain Assignment of Rights dated effective as of January 1, 2004, in favor of Assignee (as agent for the Secured Noteholders), and consented to by Vista and the Members (the "Prior Assignment Agreement").

     D. The parties hereto now desire to amend and restate the Prior Assignment Agreement in its entirety on the terms set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, which are hereby made a part of this Amended Assignment, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Prior Assignment Agreement is hereby amended and restated in its entirety as follows:

     1. Assignor assigned to Assignee all of Assignor's rights, title and interest in, the Assigned Rights, pursuant to the terms of the Prior Assignment Agreement.

     2. This Amended Assignment binds and benefits the parties and their permitted successors and assigns.

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     3. By accepting this Amended Assignment, Assignee does not assume or undertake any obligations or liabilities of Assignor whatsoever.

     4. Assignee, Vista and Members agree that Assignee shall have all rights to the Purchase Price.

     5. Each of Vista and Assignee hereby acknowledges and agrees that the certain Agent Agreement entered into and effective as of January 1, 2004 (the "Agent Agreement"), by and between Assignor and Vista, pursuant to Section 10.1 of the Agent Agreement, will terminate subject to and effective upon the Effective Date of this Amended Assignment. Each of Assignor and Assignee (for and on behalf of the Secured Noteholders), and their respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, as well as the Members (the "Releasors"), agree to, and hereby do, waive, release and discharge Vista and its officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from any and all suits, causes of action, legal or administrative proceedings, claims, demands, judgments, damages, losses, costs, liabilities, and expenses of any kind whatsoever (including attorneys' and other experts' fees and court costs) (collectively, "Claims"), in law or in equity, whether known or unknown, whether absolute or contingent, which each of the Releasors had, now has, or hereafter may have or acquire or possess, arising out of or in any way connected with the Prior Assignment Agreement, the Asset Purchase Agreement and/or the Agent Agreement, except for Vista's obligation to issue the consideration pursuant to subsections
(a) through (d) of this Section 5. It is the intention of this Section 5 that any and all responsibilities and obligations of Vista and any and all Claims of the Releasors under the Prior Assignment Agreement, the Asset Purchase Agreement and/or the Agent Agreement are by this release provision declared null and void and of no present and future effect as to such persons or entities, except for any such Claims arising from or related to this Agreement. As consideration for the termination of the Agent Agreement and the amendment and restatement of the Prior Assignment Agreement (including the release set forth in this Section 5), Vista hereby agrees as follows:

          (a) Vista will execute and deliver to Assignee the 8% Promissory Note, in the form of attached Exhibit A (the "Note");

          (b) Assignee will be entitled to purchase 750,000 shares of Vista's Common Stock, at a purchase price per share of $0.10, pursuant to the terms of the Common Stock Purchase Agreement, in the form of attached Exhibit B (the "Purchase Agreement"), by reducing the principal amount payable under the Note by $75,000 (this payment of $75,000 will not be applied to the Initial Payment, any Monthly Payment or any accrued but unpaid interest under the Note);

          (c) Each Member will be entitled to purchase 250,000 shares of Vista's Common Stock, at a purchase price per share of $0.10 (for an aggregate of 750,000 shares for all three Members), pursuant to the terms of the Purchase Agreement;

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          (d) Vista will reimburse Assignee up to Five Dollars ($5,000.00) for legal expenses incurred by Assignee in connection with the negotiation, execution, and delivery of this Amended Assignment and related documentation; and

          (e) Vista and its officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns (the "Releasors"), agree to, and hereby do, waive, release and discharge Assignee and the Secured Noteholders and their respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from any and all suits, causes of action, legal or administrative proceedings, claims, demands, judgments, damages, losses, costs, liabilities, and expenses of any kind whatsoever (including attorneys' and other experts' fees and court costs) (collectively, "Claims"), in law or in equity, whether known or unknown, whether absolute or contingent, which each of the Releasors had, now has, or hereafter may have or acquire or possess, arising out of or in any way connected with the Prior Assignment Agreement, the Asset Purchase Agreement and/or the Agent Agreement including, without limitation, any rights of offset against Assignee or the Secured Noteholders, except as set forth in Section 6 hereof. It is the intention of this Section 5(e) that any and all responsibilities and obligations of Assignee and Secured Noteholders and any and all Claims of the Releasors under the Prior Assignment Agreement, the Asset Purchase Agreement and/or the Agent Agreement are by this release provision declared null and void and of no present and future effect as to such persons or entities, except for any such Claims arising from or related to this Agreement.

     6. The parties acknowledge that the entire Purchase Price, including, without limitation, the Shares and the cash consideration, was assigned and transferred to Assignee by Assignor, pursuant to the Prior Assignment Agreement. Vista shall have no claim whatsoever to recoup any of the Shares or cash consideration from Assignee. The parties also acknowledge that Vista has paid an aggregate of $65,811.29 (the "Goldfarb Claim Amount") in connection with the lawsuit filed by Douglas Emmet Joint Ventures and Douglas Emmet and Company against Merchant Commerce, Inc., et al, Case Number SC 080444, filed in the Superior Court of the State of California for the County of Los Angeles, West District, on March 12, 2004 (the "Goldfarb Matter"). In connection with the foregoing, the parties acknowledge and agree that the principal amount of the Note, as issued pursuant to this Amended Assignment, reflects that the Goldfarb Claim Amount has been credited to Vista. Pursuant to Section 6(a) of the Prior Assignment Agreement, Vista had the right to offset against any amounts to be paid to Assignee under the Agent Agreement for any amounts required to be paid by Vista to defend or settle the Goldfarb Matter.

     7. Release of Security Interest. Assignee released its security interest in the Assets as provided in the Consent and Release effective January 1, 2004, executed by Assignee in favor of Assignor.

     8. Transfer. Vista acknowledges that Assignee signed the Subscription Agreement to subscribe for the Shares as agent for the Secured Noteholders, that the Secured Noteholders are the beneficial owners of the Shares and that upon written instructions from an officer of Assignee, Vista agrees to transfer the Shares to the Secured Noteholders, provided that Assignee provides, at Vista's request, an opinion of counsel satisfactory to Vista that such transfer does

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not require registration under the Securities Act of 1933, as amended, and the securities laws applicable with respect to any other applicable jurisdiction.

     9. Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated, except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     10. Governing Law. This Agreement will be interpreted and construed in accordance with the laws of the State of Washington, without giving effect to its conflict of laws principles to the contrary. The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in King County, Washington, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that King County, Washington is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the State of Washington.

     11. Notices. All notices and other communications hereunder will be in writing and will be deemed given (a) upon receipt if delivered personally (or if mailed by a registered or certified mail), (b) the day after dispatch if sent by overnight courier, or (c) upon dispatch if transmitted by telecopier or other means of facsimile transmission (and confirmed by a copy delivered in accordance with clause (a) or (b)), properly addressed to the parties at their respective addresses set forth in the Asset Purchase Agreement, or at such other address as the parties may have furnished to each other in writing.

     12. Separability. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     13. Titles and Subtitles. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     15. Entire Agreement. This Agreement, and the documents referred to herein, constitute the entire agreement of the parties with respect to the specific subject matter and supersedes in their entirety all other agreements or understandings, including the Prior Assignment Agreement, between or among the parties hereto with respect to such specific subject matter.

     16. Attorneys' Fees. In the event that a party hereto shall bring suit, action or arbitration proceeding to enforce or interpret the terms hereof, the prevailing party shall be entitled to court or arbitration costs and reasonable attorneys' fees in addition to any other remedies to which it is entitled.

                            [Signature page follows.]

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     IN WITNESS WHEREOF, the parties have executed this Amended and Restated
Assignment of Rights as of the day and year last below.

ASSIGNOR:

MERCHANT PARTNERS.COM, LLC

                                        Dated:
-------------------------------------         ------------------------
By:
    ---------------------------------
Its:
     --------------------------------


ASSIGNEE:

ARTESIAN MANAGEMENT, INC.

                                        Dated:
-------------------------------------          ------------------------
By:
    ---------------------------------
Its:
     --------------------------------


MEMBERS:

                                        Dated:
-------------------------------------          ------------------------
Douglass Merryman

                                        Dated:
-------------------------------------          ------------------------
John Wall

                                        Dated:
-------------------------------------          ------------------------
Marvin Mall


VISTA:

VISTA.COM, INC.

                                        Dated:
-------------------------------------          ------------------------
By:
    ---------------------------------
Its:
     --------------------------------

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                                    EXHIBIT A

                           FORM OF 8% PROMISSORY NOTE

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                                    EXHIBIT B

                         COMMON STOCK PURCHASE AGREEMENT